Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that The Bank of New York Mellon Corporation (the “Company”) does hereby make, constitute and appoint each of Steven Levinson and Prumiys Dulger, (and any other employee of The Bank of New York Mellon Corporation, or one of its affiliates, designated in writing by one of the attorneys-in-fact), acting individually, as its true and lawful attorney, to execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings, be they written or oral, required to be made by the Company with respect to securities which may be deemed to be beneficially owned by the Company or under the Company’s investment discretion under:

•	the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including those filings required to be submitted on Form 3, 4 or 5, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the Company may be required to file in connection with the Company’s ownership, acquisition, or disposition of securities, and

•	the laws of any jurisdiction other than the United States of America, including those filings made to disclose securities holdings as required to be submitted to regulatory agencies, exchanges and/or issuers, giving and granting unto each said attorney-in-fact power and authority to correspond with issuers, regulatory authorities, and other entities as is required in support of the filings referenced above, and to act in the premises as fully and to all intents and purposes as the Company might or could do to comply with the applicable regulations if personally present by one of its authorized signatories (including, but not limited to, instructing local counsel on the Company’s behalf), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the Company or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Bank of New York Mellon Corporation or one of its affiliates.

This Power of Attorney may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney effective as of the date set forth below.

THE BANK OF NEW YORK MELLON CORPORATION

By: /s/ Mitchell E. Harris__________________

Name: Mitchell E. Harris

Title: President, Investment Management

Date: March 25, 2015